UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 15, 2009

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

         New York                       1-7657               13-4922250
-----------------------------  ------------------------  -------------------
(State or other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation                                         Identification No.)
 or organization)


   200 Vesey Street, World Financial Center
   New York, New York                                            10285
   ---------------------------------------------------         ----------
   (Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code: (212) 640-2000


              ---------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a- 12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01         REGULATION FD DISCLOSURE

American Express Company (the "Company") is hereby furnishing below owned and managed basis delinquency and write-off statistics for the lending portfolio of its U.S. Card Services ("USCS") operating segment for the months ended June 30, July 31 and August 31, 2009. As previously stated in its reports filed with the Securities and Exchange Commission (the "Commission"), the Company believes that its managed basis presentation provides the Company's investors with a more comprehensive portrayal of the key dynamics of the Company's U.S. cardmember lending business over time.

                           American Express Company
                              U.S. Card Services
                     Delinquency and Write-off Statistics

As of and for the months ended June 30, July 31 and August 31, 2009

(Billions, except percentages)

                                                     June 30,          July 31,         Aug. 31,
                                                        2009            2009               2009
                                                     ---------         --------         ----------
Cardmember lending - owned basis (A):
         Total Loans                                 $23.6             $23.1            $24.3
         30 days past due loans as a % of total        4.4%              4.3%             4.1%
         Average loans                               $25.3             $23.3            $23.7
         Net write-off rate                            9.9%              9.9%            10.2%

Cardmember lending - managed basis (B):
         Total Loans                                 $54.0             $52.9            $53.0
         30 days past due loans as a % of total        4.4%              4.2%             4.1%
         Average loans                               $54.3             $53.4            $52.9
         Net write-off rate                            9.9%              9.2%             9.0%

     (A) "Owned," a GAAP basis measurement, reflects only cardmember loans included in the Company's consolidated balance sheets. For the month ended August 31, 2009, the increase in the owned basis net write-off rate was driven by the mechanics of the calculation relating to the transfer to the American Express Credit Account Master Trust (the "Lending Trust") on August 20, 2009, of approximately $3 billion of loans generated from cardmember accounts newly designated for addition to the Lending Trust, as well as maturities taking place during the month of certificates previously issued by the Lending Trust.

     (B) The managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. The difference between the "owned basis"
         (GAAP) information and "managed basis" information is attributable to the effects of securitization activities. The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans and that use of a managed basis presentation presents a more comprehensive portrayal of the key dynamics of the cardmember lending business over time.

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the "Lending Trust") in its monthly Form 10-D report filed with the Commission. The loans that have been securitized through the off-balance sheet Lending Trust do not possess identical characteristics with those of the total (i.e., managed) portfolio of USCS loans, which reflects the aggregate of securitized and owned loans. Thus, the reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse than the credit performance of the managed portfolio. Reported differences may arise as a result of, among other things, differences in the mix and vintage of loans between the Lending Trust and the managed portfolio (including, among other things, the larger proportion of small business loans in the owned portfolio), the number of days in the reporting period covered by the Form 10-D being filed by the Lending Trust, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the managed statistics, as well as other mechanics of the calculation for the owned net write-off rate, which is impacted by the additions, issuances and maturities relating to the securitization trust within a particular period. In addition, the reporting period for the managed portfolio is based on a calendar month, as compared to the reporting period covered by the Form 10-D reports for the Lending Trust, which is generally based on a monthly period beginning on or around the 25th day of each calendar month.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

            American Express Credit Account Master Trust

(Billions, except percentages)

                                    May 27, 2009           June 26, 2009          July 27, 2009
                                    through                through                through
                                    June 25, 2009          July 26, 2009          Aug. 25, 2009*
                                    -------------          -------------          -------------
Ending total principal balance      $33.8                  $33.2                  $35.9
Defaulted amount,
   net of recoveries                $ 0.3                  $ 0.3                  $ 0.3
Annualized default rate,
   net of recoveries                 10.2%                   8.9%                   8.5%
Total 30+ days delinquent           $ 1.5                  $ 1.5                  $ 1.5

----------
* The decrease in the annualized default rate, net of recoveries, for the period was attributable in large part to the mechanics of the calculation, which was impacted by the acquisition by the Lending Trust on August 20, 2009, of approximately $3 billion of loans generated from cardmember accounts newly designated for addition to the Lending Trust.

FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements, which are subject to risks and uncertainties. Forward-looking statements contain words such as "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the Company's ability to manage credit risk related to consumer and small business loans and other credit trends, which will depend in part on the economic environment, including, among other things, the housing market, the rates of bankruptcies and unemployment, which can affect spending on card products and debt payments by individuals and small business customers, and on the effectiveness of the Company's credit models; the impact of the Company's efforts to deal with delinquent cardmembers in the current challenging economic environment, which may affect payment patterns of cardmembers, the actual level of cardmember delinquencies in the future and the perception of the Company's services, products and brands; the Company's near-term write-off rates, including those for the third and fourth quarters of 2009, which will depend in part on changes in the level of the Company's loan balances, delinquency rates of cardmembers and bankruptcy filings and unemployment rates; and the actual amount to be spent by the Company on marketing, promotion, rewards and cardmember services based on management's assessment of competitive opportunities and other factors affecting its judgment, and during the remainder of 2009, the extent of provision benefit, if any, from lower than expected write offs. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, and its other reports filed with the SEC.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN EXPRESS COMPANY
                                           (REGISTRANT)


                                              By:  /s/ Carol V. Schwartz
                                                   -----------------------------
                                            Name:  Carol V. Schwartz
                                           Title:  Secretary

Date:  September 15, 2009